UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2017

RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction

of Incorporation)

000-55182	46-3951329
(Commission File Number)	(I.R.S. Employer Identification No.)
4521 Sharon Road, Suite 370 Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

(704) 448-5240
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into Material Definitive Agreement.

On October 19, 2017, RumbleOn, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC and Maxim Group LLC, acting as the representatives for the underwriters identified therein (the “Underwriters”), relating to the Company’s public offering (the “Offering”) of 2,910,000 shares (the “Firm Shares”) of the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional 436,500 shares of Class B Common Stock (the “Option Shares,” and together with the Firm Shares, the “Shares”) to cover over-allotments.

The Underwriters agreed to purchase the Firm Shares from the Company with the option to purchase the Option Shares at a price of $5.115 per share. The Shares were offered, issued, and sold pursuant to an effective Registration Statement on Form S-1 (Reg. No. 333-220308) (the “Registration Statement”) and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

On October 23, 2017, the Company issued the Firm Shares and closed the Offering at a public price of $5.50 per share for net proceeds to the Company of approximately $14.5 million after deducting the underwriting discount and offering fees and expenses payable by the Company. In connection with the Offering, on October 19, 2017, the Class B Common Stock uplisted from the OTCQB and began trading on The NASDAQ Capital Market under the symbol “RMBL”.

The Underwriting Agreement includes customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of such exhibit.

The Company has issued to the representatives of the Underwriters warrants to purchase 218,250 shares of Class B Common Stock, which is equal to 7.5% of the aggregate number of shares of Class B Common Stock sold in the Offering (the “Representatives’ Warrants”). The Representatives’ Warrants are exercisable at a per share price of $6.325, which is equal to 115% of the Offering price per share of the Shares sold in the Offering. The Representatives’ Warrants are exercisable at any time and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the Registration Statement related to the Offering.

The Representatives’ Warrants and the shares of Class B Common Stock underlying the Representatives’ Warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). The representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representatives’ Warrants or the securities underlying the Representatives’ Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representatives’ Warrants or the underlying shares of Class B Common Stock for a period of 180 days from the effective date of the Registration Statement. Additionally, the Representatives’ Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the Registration Statement, except in certain circumstances. The Representatives’ Warrants will provide for adjustment in the number and price of the Representatives’ Warrants and the shares of Class B Common Stock underlying such Representatives’ Warrants in the event of recapitalization, merger, stock split or other similar capital transactions, or a future financing undertaken by the Company.

The Form of Representatives’ Warrants is filed as Exhibit 4.1 to this report and is incorporated herein by reference. The foregoing description of the terms of the Representatives’ Warrants is qualified in its entirety by reference to the full text of such exhibit.

On October 24, 2017, the Company used approximately $1.7 million of the net proceeds of this Offering for the repayment of certain senior secured promissory notes in the aggregate principal amount of $1.65 million, plus accrued interest (the “Bridge Notes”), which resulted in the termination of the Bridge Notes.  The Bridge Notes bear interest at a rate of 5% per annum through December 31, 2017, and a rate of 10% per annum thereafter. Interest is payable monthly in arrears. The maturity date of the Bridge Notes is September 5, 2018. The principal amount and any unpaid interest accrued thereon may be prepaid at any time before the maturity date without premium or penalty upon five days prior written notice to the holders. Under the terms of the Bridge Notes, if the Company consummates one or more financing transactions resulting in available net proceeds of $5,000,000 or more, the holders of the Bridge Notes may require the Company to prepay the Bridge Notes.

The Company intends to use the remaining net proceeds of this Offering for working capital and general corporate purposes, which may include purchases of additional inventory held for sale, increased spending on marketing and advertising and capital expenditures necessary to grow the business.

Item 1.02 Termination of a Material Definitive Agreement.

The information in Item 1.01 above is incorporated into this Item 1.02 by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information in Item 1.01 above is incorporated into this Item 3.01 by reference.

Item 8.01 Other Items.

On October 19, 2017, the Company issued a press release announcing that it had priced the Offering. On October 23, 2017, the Company issued a press release announcing that it had closed the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 to this report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, among the Company, Roth Capital Partners, LLC and Maxim Group LLC, as the representative of the Underwriters, dated October 19, 2017.
4.1	Form of Warrant to Purchase Class B Common Stock, dated October 18, 2017.
99.1	Press Release, dated October 19, 2017.
99.2	Press Release, dated October 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: October 24, 2017	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer

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